                                                                    EXHIBIT 10.5

                               BUSINESS LOAN AGREEMENT


This Business Loan Agreement (this "Agreement") is entered into as of the date set forth below between Union Bank ("Bank") and the undersigned ("Borrower") with respect to each and every extension of credit (whether one or more, collectively referred to as the "Loan") from Bank to Borrower. In consideration of the Loan, Bank and Borrower agree to the following terms and conditions:

1.  THE LOAN.

    1.1 THE NOTE. The Loan is evidenced by one or more promissory notes or other evidences of indebtedness, including each amendment, extension, renewal or replacement thereof, which are incorporated herein by this reference (whether one or more, collectively referred to as the "Note").

    1.2 BORROWING BASE. An amount of the Loan equal to $2,000,000,* evidenced by a Note dated July 1, 1995 is a revolving loan subject to a borrowing base ("Borrowing Base Loan"). Notwithstanding any other provision of this Agreement or any other Loan Document, Bank shall not be obligated to advance funds under the Borrowing Base Loan, if the principal amount of such Borrowing Base Loan including such advance exceeds 80% of Borrower's Eligible Accounts.

    * Wherever "N/A" appears in a blank in this Agreement, it means the Subsection in which it appears is deemed deleted from this Agreement.

    The term "Accounts" means all presently existing and hereafter arising accounts receivable, contract rights, chattel paper, and all other forms of obligations owing to Borrower, payable in U.S. Dollars, arising out of the sale or lease of goods, or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books and records relating to any of the foregoing.

    The term "Eligible Accounts" means those Accounts, net of finance charges, that have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank, but Eligible
    Accounts shall not include the following:

       (a) Any Account with respect to which the account debtor is an officer, shareholder, director, employee or agent of Borrower;

       (b) Any Account with respect to which the account debtor is a subsidiary of, related to, or affiliated or has common officers or directors with Borrower;

       (c) Any Account with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional;

       (d) Any Account in excess of $100,000 with respect to which the account debtor is not a resident of the United States or Canada;

       (e) Any Account with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States;

       (f) Any Account with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower;

       (g) Any Account with respect to which there is asserted a defense, counterclaim, discount or setoff, whether well-founded or otherwise, except for those discounts, allowances and returns arising in the ordinary course of Borrower's business;

       (h) Any Account with respect to which the account debtor becomes insolvent, fails to pay its debts as they mature or goes out of business or is owed by an account debtor which has become the subject of a proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with all or substantially all of its creditors;

       (i) Any Account that is not paid by the account debtor within 60 days of the date of invoice;

       (j) That portion of any Account owed by any single account debtor which exceeds 25% of all of the Accounts;

       (k) Any Account which Bank deems not to be an Eligible Account; and

       (l)
           ---------------------------------------------------------------------
        -----------------------------------------------------------------------

    1.3 REVOLVING LOAN CLEAN-UP PERIOD. For any portion of the Loan which is a revolving loan, at least 30 consecutive days during each 12 month period the principal amount outstanding under such revolving loans must be no more than $500,000.

    1.4 TERM LOAN AVAILABILITY PERIOD. For any portion of the Loan which is a term loan, loan proceeds shall be available for disbursement from July 1, 1995, through July 30, 1995 only.

    1.5 FEE.  Borrower shall pay to Bank a fee of $ N/A.

    1.6 COLLATERAL. The payment and performance of all obligations of Borrower under the Loan Documents is and shall be during the term of the Loan secured by a perfected security interest in such real or personal property collateral as is required by Bank and each security interest shall rank in first priority unless otherwise specified in writing by Bank.

    1.7 GUARANTY. The payment and performance of all obligations of Borrower under the Loan Documents are and shall be during the term of the Loan guaranteed by: Luke Stefanko and Robert Bajorek limited to no more than $2,750,000 each, respectively.


    1.8 SUBORDINATION. Certain other obligations of Borrower are and shall be during the term of the Loan subordinated, to the repayment of the Loan and all other obligations of Borrower to Bank, pursuant to one or more subordination agreement(s) in favor of Bank executed and delivered by:
    Yolsi Stefanko.


2. CONDITIONS TO AVAILABILITY OF THE LOAN. Before Bank is obligated to disburse all or any portion of the Loan, Bank must have received (a) the Note and every other document required by Bank in connection with the Loan, each of which must be in form and substance satisfactory to Bank (together with this Agreement, referred to as the "Loan Documents"), (b) confirmation of the perfection of its security interest in any collateral for the Loan, and (c) payment of any fee required in connection with the Loan.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants (and each request for a disbursement of the proceeds of the Loan shall be deemed a representation and warranty made on the date of such request) that:

    3.1 Borrower is an individual or Borrower is duly organized and existing under the laws of the state of its organization and is duly qualified to conduct business in each jurisdiction in which its business is conducted;

    3.2 The execution, delivery and performance of the Loan Documents executed by Borrower are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

    3.3 All financial statements and other financial information submitted by Borrower to Bank are true and correct in all material respects, and there has been no material adverse change in Borrower's financial condition since the date of the latest of such financial statements;

    3.4 Borrower is properly licensed and in good standing in each state in which Borrower is doing business, and Borrower has complied with all laws and regulations affecting Borrower, including without limitation, each applicable fictitious business name statute;

    3.5 There is no event which is, or with notice or lapse of time or both would be, an Event of Default (as defined in Article 5);

    3.6 Borrower is not engaged in the business of extending credit for the purpose of, and no part of the Loan will be used, directly or indirectly, for purchasing or carrying margin stock within the meaning of Federal Reserve Board Regulation U; and

    3.7 Borrower is not aware of any fact, occurrence or circumstance which Borrower has not disclosed to Bank in writing which has, or could reasonably be expected to have, a material adverse effect on Borrower's ability to repay the Loan or perform its obligations under the Loan Documents.

4. COVENANTS. Borrower agrees, so long as the Loan or any commitment to make any advance under the Loan is outstanding and until full and final payment of all sums outstanding under any Loan Document, that Borrower will:

    4.1 MAINTAIN:

       (a) Working Capital equal to at least $ N/A. As used herein, "Working Capital" means the excess of current assets over current liabilities);

       (b) A ratio of current assets to current liabilities of at least N/A
       :1.00;

       (c) A quick ratio of cash, accounts receivable and marketable securities to current liabilities of at least .70:1.00;

       (d) Tangible Net Worth of at least $2,500,000. (As used herein "Tangible Net Worth" means net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, security deposits, and expenses and monies due from affiliates including officers, shareholders and directors);

       (e) A ratio of total liabilities to Tangible Net Worth of not greater than 2.5:1.00 (As used herein "Tangible Net Worth" means net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, security deposits, and expenses and monies due from affiliates including officers, shareholders and directors);

       (f) Not post an operating or net loss in any two consecutive fiscal quarters of any fiscal year;

       (g) A ratio of Cash Flow to Debt Service of 1.1:1.00. Compliance with this subsection to be measured as of the end of each fiscal year of Borrower. (As used herein, "Debt Service" means interest expense, unfinanced equipment purchases, dividend distributions and that portion of long-term liabilities and capital leases coming due within 12 months of the date of calculation, and "Cash Flow" means net profit after taxes less interest expenses, to which depreciation, amortization and other non-cash expenses are added for the 12 month period immediately preceding the date of calculation); and

       (h)
           ---------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------


All accounting terms used in this Agreement shall have the definitions given them by generally accepted accounting principles, unless otherwise defined herein.

    4.2 Give written notice to Bank within 15 days of the following:

       (a) Any litigation or arbitration proceeding affecting Borrower where the amount in controversy is $100,000 or more;

       (b) Any material dispute which may exist between Borrower and any government regulatory body or law enforcement body;

       (c) Any Event of Default or any event which, upon notice, or lapse of time, or both, would become an Event of Default;

       (d) Any other manner which has resulted or is likely to result in a material adverse change in Borrower's financial condition or operation; and

       (e) Any change in Borrower's name or the location of Borrower's principal place of business, or the location of any collateral for the Loan, or the establishment of any new place of business or the discontinuance of any existing place of business.

    4.3 Furnish to Bank an income statement, balance sheet, and statement of retained earnings, with supportive schedules ("Financial Statement"), and any other financial information requested by Bank, prepared in accordance with generally accepted accounting principles and in a form satisfactory to Bank as follows:

       (a) Within 45 days after the close of each quarter, Borrower's Financial Statement as of the close of such period;

       (b) Within 120 days after the close of each fiscal year, a copy of Borrower's annual Financial Statement prepared by a certified public accountant on a(n) reviewed basis. Any independent certified public accountant who prepares Borrower's Financial Statement shall be selected by Borrower and reasonably satisfactory to Bank;

       (c) Within 90 days after the close of each fiscal year, a copy of each guarantor's annual Financial Statement;

       (d) If any portion of the Loan is a Borrowing Base Loan, within 30 days after each calendar month end, a copy of Borrower's monthly accounts receivable and accounts payable agings, and a certification of compliance with the borrowing base described in Section 1.2 above, executed by Borrower, which certificate shall accurately report Borrower's accounts receivable and Eligible Accounts; and

       (e) Promptly upon request, any other financial information requested by Bank.

    4.4 Furnish to Bank, on Bank's request, a copy of Borrower's and each guarantor's most recently filed federal income tax return with all accompanying schedules.

    4.5 Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff.

    4.6 Maintain and preserve Borrower's existence, present form of business and all rights, privileges and franchises necessary or desirable in the normal course of its business, and keep all of Borrower's properties in good working order and condition.

    4.7 Maintain and keep in force insurance with companies acceptable to Bank and in such amounts and types, including without limitation fire and public liability insurance, as is usual in the business carried on by Borrower, or as Bank may reasonably request. Such insurance policies must be in form and substance satisfactory to Bank.

    4.8 Maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business and permit employees or agents of Bank at any reasonable time to inspect Borrower's assets and properties, and to examine or audit Borrower's books, accounts and records and make copies and memoranda thereof.

    4.9 At all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business, and all material agreements to which Borrower is a party.

    4.10 Except as provided in this Agreement, or in the ordinary course of its business as currently conducted, not make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner, or extend credit.

    4.11 Not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with top ratings of Moody's or Standard & Poor's, provided that all such permitted investments shall mature within one year of purchase.

    4.12 Not create, assume or suffer to exist any mortgage, encumbrance, security interest, pledge or lien ("Lien") on Borrower's real or personal property, whether nor owned or hereafter acquired, or upon the income or profits thereof except the following: (a) Liens in favor of Bank, (b) Liens for taxes or other items not delinquent or contested in good faith, (c) other Liens which do not exceed in the aggregate $600,000 at any one time.

    4.13 Not sell or discount any account receivable or evidence of indebtedness, except to Bank; not borrow any money, become contingently liable for money borrowed, except pursuant to agreements made with Bank.

    4.14 Neither liquidate, dissolve, enter into any consolidation, merger, partnership, or other combination; nor convey, sell or lease all or the greater part of its assets or business; nor purchase or lease all or the greater part of the assets or business of another.

    4.15 Not engage in any business activities or operations substantially different from or unrelated to present business activities and operations.

    4.16 Not, in any single fiscal year of Borrower, expend or incur obligations of more than $1,500,000 for the acquisition of fixed or capital assets.

    4.17 Not, in any single fiscal year of Borrower, enter into any lease of real or personal property which would cause Borrower's aggregate annual obligations under all such real and personal property leases to exceed $600,000.

    4.18 Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may request from time to time.

5. EVENTS OF DEFAULT. The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

    5.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the Loan Documents;

    5.2 Any default shall occur under the Note;

    5.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents;

    5.4 Any guaranty or subordination agreement required hereunder is breached or becomes ineffective, or any guarantor or subordinating creditor dies or disavows or attempts to revoke or terminate such guaranty or subordination agreement; or

    5.5 There is a change in ownership or control of 10% or more of the issued and outstanding stock of Borrower or any guarantor, or (in the case of a partnership borrower) there is a change in ownership or control of any general partner's interest.

6. MISCELLANEOUS.

    6.1 The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers, and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of set off or banker's lien.

    6.2 Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

    6.3 The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assignees of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

    6.4 This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California.

    6.5 Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

    6.6 Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications, verbal or written, between Borrower and Bank shall be of no further effect or evidentiary value.

    6.7 The section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    6.8 This Agreement may be amended only in writing signed by all parties hereto.

    6.9 Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original.

    6.10 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally, (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service, (c) on the next business day if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

7. ADDITIONAL PROVISIONS. The following additional provision, if any, are hereby made part of this Agreement:







IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of 7/1/95.


      UNION BANK ("BANK")                      ("BORROWER")


By: /s/ Gina Sweetman                           VDI
   --------------------------------         -----------------------------------
Title: Vice President
      -----------------------------
Printed Name: Gina Sweetman
             ----------------------         --------------------------------


By:                                          By: /s/ Robert J. Bajorek
   --------------------------------            -----------------------------
Title: Vice President                        Title: President
      -----------------------------                --------------------------
Printed Name: Gail Boyle                    Printed Name: Robert J. Bajorek
             ----------------------                       -------------------

                                            By: /s/ R. Luke Stefanko
                                                -----------------------------
                                            Title:
                                                   --------------------------
                                            Printed Name: R. Luke Stefanko
                                                          -------------------

Address where notices to Bank are           Address to where notices to Borrower
to be sent:                                 are to be sent:

21515 Hawthorne Boulevard                   6920 Sunset Boulevard
-----------------------------------         --------------------------------
Torrance, CA  90503                         Hollywood, CA  90028
-----------------------------------         --------------------------------

-----------------------------------         --------------------------------
Fax Number: (310) 540-3514                  Fax Number: (213) 957-2164
            -----------------------                     --------------------

                                   FIRST AMENDMENT
                              TO BUSINESS LOAN AGREEMENT

    THIS FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT (this "First Amendment") dated as of April 1, 1996, is made and entered into by and between VDI, a California corporation ("Borrower"), and UNION BANK, a California banking corporation ("Bank").


                                      RECITALS:
                                      ---------

A. Borrower and Bank are parties to that certain Business Loan Agreement dated as of July 1, 1995 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.

B. Borrower and Bank desire to amend the Agreement, but subject to the terms and conditions of this First Amendment.


                                      AGREEMENT:
                                      ----------

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.  AMENDMENTS TO THE AGREEMENT.

    (a) Section 1.7 of the Agreement is hereby amended by deleting the reference to Robert J. Bajorek's guaranty of $2,750,000. Concurrently herewith, such guaranty shall be released.

    (b) Section 1.8 of the Agreement is hereby amended by adding the following sentence at the end thereof:

    "In addition, pursuant to a Subordination Agreement dated as of April 1, 1996, executed by Robert J. Bajorek on Bank's standard form therefor, all obligations owing to Robert J. Bajorek by R. Luke Stefanko shall be subordinated to the repayment of the obligations and liabilities owed by R. Luke Stefanko to Bank, including without limitation R. Luke Stefanko's obligations to Bank under that certain Continuing Guaranty dated as of June 28, 1995."

    (c) Section 4.1(d) of the Agreement is hereby amended by substituting the amount "Two Million Three Hundred Thousand Dollars ($2,300,000)" for the amount "Two Million Five Hundred Thousand ($2,500,000)" appearing therein.

    (d) Section 4.1(e) of the Agreement is hereby amended by substituting the ratio "3.5:1.0" for the ratio "2.5:1.0" appearing therein.

    (e) Section 4.10 of the Agreement is hereby amended to read in full as follows:


    4.10 "Except (a) as provided in this Agreement, (b) in the ordinary course of its business as currently conducted and (c) so long as no Event of Default has occurred and is then continuing, for a loan by Borrower to R. Luke Stefanko in a principal amount not to exceed $1,139,900 for the purpose of financing the cash portion of the purchase price to be paid by R. Luke Stefanko to Robert J. Bajorek in connection with R. Luke Stefanko's purchase of Robert J. Bajorek's interest in the VDI Common Stock and the VDI Production Common Stock (the "Acquisition") pursuant to that certain Stock Purchase Agreement dated March
9, 1996 (as in effect on the date hereof, the "Stock Purchase Agreement") between Robert J. Bajorek and R. Luke Stefanko, together with additional loans by Borrower to R. Luke Stefanko as contemplated by the Stock Purchase Agreement not make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner, or extend credit."

    (f) Section 5.5 of the Agreement is hereby amended to read in full as follows:

    "After giving effect to the Acquisition pursuant to the Stock Purchase Agreement, R. Luke Stefanko shall cease to own 100% of the issued and outstanding stock of Borrower."

    (g) Bank's address appearing at the end of the Agreement is hereby amended to read in full as follows:

    Union Bank
    Attention: Jesus Serrano
    Commercial Portfolio Administration, 16th Floor
    445 South Figecroa Street
    Los Angeles, Figecroa CA  90071

3. EFFECTIVENESS OF THIS FIRST AMENDMENT. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

    (a) A counterpart of this First Amendment, duly executed by Borrower and acknowledged by R. Luke Stefanko where indicated below;

    (b) A Subordination Agreement, on Bank's standard form therefor, duly executed by Robert J. Bajorek, pursuant to which Robert J. Bajorek shall subordinate the obligations owing at any time to him by R. Luke Stefanko to the obligations and liabilities owed by R. Luke Stefanko to Bank, including without limitation R. Luke Stefanko's obligations to Bank under that certain Continuing Guaranty dated as of June 28, 1995; and

    (c) A new Borrowing Resolution on Bank's standard form therefor, certified by the secretary of Borrower;

    (d) An Arbitration Agreement on Bank's standard form therefor, duly executed by Robert J. Bajorek; and

    (e) Such other documents, instruments and agreements as Bank reasonably deem necessary in order to effect fully the purposes of this First Amendment.

4.  RATIFICATION.

    (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

    (b) Upon the effectiveness of this First Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

    (a) Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

    (b) The execution, delivery and performance of this First Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

    (c) This First Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

    (d) No event has occurred and is continuing or would result from this First Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

6. GOVERNING LAW. This First Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

7. COUNTERPARTS. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



WITNESS the due execution hereof as of the date first above written.


VDI


By: /s/ Robert Bajorek                       By: /s/ R. Luke Stefanko
   --------------------------------             --------------------------------

Title: President                            Title: CEO
      -----------------------------                -----------------------------


UNION BANK

By: /s/ [ILLEGIBLE]
   --------------------------------

Title: VP
      -----------------------------



By:
   --------------------------------

Title:
      -----------------------------


Acknowledged and Continuing Guaranty dated June 28, 1995 confirmed as of this 1st day of April, 1996.


 /s/ R. Luke Stefanko
-----------------------------------
R. LUKE STEFANKO

                                   SECOND AMENDMENT
                              TO BUSINESS LOAN AGREEMENT

    THIS SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT (this "Second Amendment") dated as of June ___, 1996, is made and entered into by and between VDI, a California corporation ("Borrower"), and UNION BANK, a Division of Union Bank of California, N.A. ("Bank").


                                      RECITALS:
                                      ---------

A. Borrower and Bank are parties to that certain Business Loan Agreement dated as of July 1, 1995 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.

B. Borrower and Bank desire to amend the Agreement, but subject to the terms and conditions of this Second Amendment.


                                      AGREEMENT:
                                      ----------

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.  AMENDMENTS TO THE AGREEMENT.

    (a)  The Borrower's name has been amended from "VDI" to "VDI Media".

    (b) Section 1.8 of the Agreement is hereby amended by substituting the date "June 18, 1996" for the date "June 28, 1995" appearing in the fifth line thereof.

3. EFFECTIVENESS OF SECOND AMENDMENT. This Second Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

    (a)  A counterpart of this Second Amendment, duly executed by Borrower;

    (b)  A replacement Revolving Note, duly executed by Borrower;

    (c) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4.  RATIFICATION.

    (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

    (b) Upon the effectiveness of this Second Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Second Amendment and each reference in the Agreement to the "Revolving Note" or words of like import referring to the Revolving Note shall mean and be a reference to the replacement Revolving
Note issued pursuant to this Second Amendment.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

    (a) Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

    (b) The execution, delivery and performance of this Second Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

    (c) This Second Amendment is, and the replacement Revolving Note when delivered for value received will be, the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

    (d) No event has occurred and is continuing or would result from this Second Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

6. GOVERNING LAW. This Second Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

7. COUNTERPARTS. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.


VDI MEDIA

By: /s/ Donald Stine                         By: /s/ R. Luke Stefanko
   --------------------------------             --------------------------------

Title: CFO                                  Title: CEO
      -----------------------------                -----------------------------


UNION BANK

By: /s/ [ILLEGIBLE]
   --------------------------------

Title:  VP
      -----------------------------



By:
   --------------------------------

Title:
      -----------------------------